SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                     _______________________________

                                FORM 8-K
                            CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of the
                     Securities Exchange Act of 1934
                     _______________________________


     Date of Report (Date of earliest event reported): July 8, 1999



                      THE STRIDE RITE CORPORATION
           (Exact name of Registrant as specified in charter)



     Massachusetts              1-4404                     04-1399290
     (State or other           (Commission                 (IRS employer
        jurisdiction         file number)          identification no.)
     of incorporation)

          191 Spring Street, Lexington, Massachusetts 02421- 8049
            (Address of principal executive offices)  (Zip Code)

                            (617) 824-6000
          (Registrant's telephone number, including area code)


                    There are 3 pages in this Report.

     Item 5.  Other Events

          On June 8, 1999, The Stride Rite Corporation (the "Company") issued the following press release:

     The Stride Rite Corporation (NYSE:SRR - news) today announced the resignation of James A. Eskridge as Chairman and Chief Executive Officer of the Company.

     Stride Rite also announced that its Board of Directors has named Myles J. Slosberg as interim Chairman and CEO, pending the successful search and selection of a new Chairman and CEO. Mr. Slosberg has extensive experience in the footwear industry with The Stride Rite Corporation, having served in various senior executive positions including President of the Keds Division and as the longest serving member of the Stride Rite Board of Directors. Mr. Slosberg noted, "I am very optimistic about the future of Stride Rite based on the current strength or our portfolio of consumer brands and the experience and expertise of the Company's management team. Our strategy continues to be the same, emphasizing the growth of our existing brands and adding brands to our portfolio. We will continue to pursue aggressive change to ensure our competitive position in the marketplace." Mr. Eskridge stated, "While I disagree with the Board about the direction of change in the Company, as a shareholder, I wish Stride Rite only the best in the future."

     Stride Rite also announced that the Board has elected Diane M. Sullivan as President and Chief Operating Officer of the Company and a member of the Board of Directors. Ms. Sullivan will be responsible for overseeing all four of the Company's existing footwear brands, Keds, Tommy Hilfiger, Stride Rite and Sperry Top-Sider. Ms. Sullivan previously served as a Group President of the Company.

     In addition to her duties as a Director, Joanna M. Jacobson has returned to the company on an interim basis as Vice Chairman to support management in implementing strategic decisions and business process improvements and to assist Ms. Sullivan as needed at Keds.

     This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. The words "expect", "estimate", and other similar expressions which do not relate solely to historical matters identify forward-looking statements. Undue reliance should not be placed on forward-looking statements because they involve known and unknown risks and uncertainties which may cause actual results to differ materially from anticipated, projected or implied future results. Factors that may cause such a difference include, among others: revenues from new product lines may fall below expectations; the launch of new product lines may be delayed; and additional factors discussed in the Company's reports filed with the Securities and Exchange Commission and the exhibits thereto. The Company disclaims any responsibility to update these statements.

                                 SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

     Date: July 9, 1999                 THE STRIDE RITE CORPORATION


                                        /s/ John M. Kelliher
                                        John M. Kelliher
                                        Chief Financial Officer